[Exhibit 10.1]

                            Corporate Sales Agreement

Assignor: MB Tech Inc.
CEO & President : Bae Han Wook (ID: 590228-1690810)
Address: 5408 BI Center Dongsoul College, 423 Bokjeong-dong, Soojeong-gu, Kyunggi-do

Assignee: Shin Tae Hyun (ID: 681224-1392918)
Address: 2-302 Hanye Heights Villa, Deoksung-li, Eumsung-gun, Choongcheongbukdo

This agreement shall be made and entered into by and between two parties to assign MB Tech Korea, a subsidiary of MB Tech Inc, having its principal office at 1021-3 Deokjeong-li, Samsung-myun, Eeumsung-gun, Choongcheongbukdo ("Company"). Any and all rights and obligations to Company's businesses shall be assigned to Assignee under the following terms and conditions.

Article 1 (Purpose)

The purpose of this Agreement is to assign any and all rights and obligations to Company's businesses to Assignee under the Korean Commercial Law and Tax Law.

Article 2 (Assignment of Business)

As of the date of entering into this Agreement, Assignee shall be assigned to all the material and human resources belonging to and any and all rights and obligations to Company.

Article 3 (Assigned Assets and Debts & Effective Date)

Assignee shall be assigned to Assignor's total assets and debts as entered on the Company's books as of September 30, 2004.

Article 4 (Price of Assignment)

The price shall be the amount, total assets - total debts, which is set forth in
Article 3.

Article 5 (Object and Scope of Assignment)

The assigned objects shall be prescribed in the attached Balance Sheet of "Appendix1".

Article 6 (Incidental Debts)

Assignee shall be responsible for all the taxes and charges as not listed in Appendix and any and all the debts of MB Tech Korea that may be generated after the date of entering into this Agreement.

Article 7 (Cooperation)

Assignor shall closely cooperate with Assignee in carrying out the processes required to assign the businesses.

Article 8 (Other Provision)

Any issue that shall not be prescribed in this Agreement shall be solved in consultation with both Parties.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed in duplicate and keep one copy each.

                                        December 20, 2004

Assignor:                               MB Tech. Inc.


                                        /s/ Hanwook Bae
                                        ----------------------------------------
                                        Bae Han Wook (ID: 590228-1690810)
                                        CEO & President

Address: 5408 BI Center Dongseoul College, 423 Bokjeong-dong, Soojeong-gu, Kyunggi-do


Assignee:                               /s/  Taehyun Shin
                                        ----------------------------------------
                                        Shin Tae Hyun (ID: 681224-1392918)

Address: 2-302 Hanye Heights Villa Deokjeong-li, Eumsung-gun, Choongcheongbukdo